Exhibit 99.1

ITW Reports Second Quarter 2025 Results

•Revenue of $4.1 billion, an increase of 1% with flat organic growth
•Operating margin of 26.3% as enterprise initiatives contributed 130 bps
•GAAP EPS of $2.58, a new Q2 record
•Raising full year 2025 GAAP EPS guidance by $0.10; narrowing the range to $10.35 to $10.55 per share

GLENVIEW, IL., July 30, 2025 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2025 results and updated guidance for full year 2025.

“The ITW team outpaced underlying end market growth and delivered solid financial performance in the second quarter, achieving EPS of $2.58, operating income of $1.1 billion, and operating margin of 26.3 percent, all second-quarter records. Our results are a direct outcome of the strength of the ITW Business Model, the quality of our diversified and resilient portfolio, and the unwavering dedication of our global ITW colleagues to serving our customers and executing our strategy with excellence,” said Christopher A. O’Herlihy, President and Chief Executive Officer.

“I am very encouraged by the meaningful strategic progress we made in the first half of the year, diligently executing our Next Phase growth priorities to make consistent above-market organic growth powered by Customer-Back Innovation a defining ITW strength. Looking ahead, we are raising our full year guidance, confident in our ability to successfully navigate an uncertain environment and deliver differentiated performance through 2025 and beyond.”

Second Quarter 2025 Results
Second quarter revenue of $4.1 billion increased by one percent as organic growth was essentially flat. Foreign currency translation impact increased revenue by one percent.

GAAP EPS of $2.58 increased two percent. Operating margin expanded 10 basis points to 26.3 percent as enterprise initiatives contributed 130 basis points. Operating cash flow was $550 million, and free cash flow was $449 million with a conversion of 59 percent to net income. During the quarter, the company repurchased $375 million of its own shares, and the effective tax rate was 24.4 percent.

2025 Guidance
ITW is raising its full year GAAP EPS guidance range of $10.15 to $10.55 per share by $0.10 or one percent at the midpoint to a narrower range of $10.35 to $10.55 per share. The company is projecting revenue growth of one to three percent and organic growth of flat to two percent based on current levels of demand adjusted for on-going pricing actions that are projected to offset tariff cost impacts and current foreign exchange rates. Operating margin is projected to be in the range of 26 to 27 percent as enterprise initiatives are expected to contribute 100 basis points or more. Free cash flow is expected to exceed 100 percent of net income, and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is approximately 24 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential impact of tariffs, the Company’s projected pricing actions, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted earnings per share, after-tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, and the Company’s 2025 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2024 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $15.9 billion in 2024. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 44,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2025	2024	2025	2024
Operating Revenue	$4,053	$4,027	$7,892	$8,000
Cost of revenue	2,271	2,262	4,432	4,407
Selling, administrative, and research and development expenses	693	686	1,399	1,362
Amortization and impairment of intangible assets	21	25	42	50
Operating Income	1,068	1,054	2,019	2,181
Interest expense	(74)	(75)	(142)	(146)
Other income (expense)	4	26	16	42
Income Before Taxes	998	1,005	1,893	2,077
Income Taxes	243	246	438	499
Net Income	$755	$759	$1,455	$1,578

Net Income Per Share:
Basic	$2.58	$2.55	$4.97	$5.29
Diluted	$2.58	$2.54	$4.95	$5.27

Cash Dividends Per Share:
Paid	$1.50	$1.40	$3.00	$2.80
Declared	$1.50	$1.40	$3.00	$2.80

Shares of Common Stock Outstanding During the Period:
Average	292.3	297.6	292.9	298.3
Average assuming dilution	292.9	298.5	293.7	299.3

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and equivalents	$788	$948
Trade receivables	3,320	2,991
Inventories	1,710	1,605
Prepaid expenses and other current assets	416	312
Total current assets	6,234	5,856

Net plant and equipment	2,177	2,036
Goodwill	5,038	4,839
Intangible assets	558	592
Deferred income taxes	564	369
Other assets	1,477	1,375
	$16,048	$15,067

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,242	$1,555
Accounts payable	613	519
Accrued expenses	1,544	1,576
Cash dividends payable	437	441
Income taxes payable	96	217
Total current liabilities	3,932	4,308

Noncurrent Liabilities:
Long-term debt	7,695	6,308
Deferred income taxes	144	119
Other liabilities	1,066	1,015
Total noncurrent liabilities	8,905	7,442

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,725	1,669
Retained earnings	29,471	28,893
Common stock held in treasury	(26,124)	(25,375)
Accumulated other comprehensive income (loss)	(1,868)	(1,877)
Noncontrolling interest	1	1
Total stockholders' equity	3,211	3,317
	$16,048	$15,067

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$845	$180	21.3%
Food Equipment	680	189	27.7%
Test & Measurement and Electronics	686	157	22.8%
Welding	479	159	33.1%
Polymers & Fluids	438	121	27.7%
Construction Products	473	145	30.8%
Specialty Products	455	148	32.6%
Intersegment	(3)	—	—%
Total Segments	4,053	1,099	27.1%
Unallocated	—	(31)	—%
Total Company	$4,053	$1,068	26.3%

Six Months Ended June 30, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,631	$331	20.3%
Food Equipment	1,307	355	27.1%
Test & Measurement and Electronics	1,338	296	22.1%
Welding	951	312	32.8%
Polymers & Fluids	867	235	27.1%
Construction Products	916	275	30.0%
Specialty Products	890	283	31.8%
Intersegment	(8)	—	—%
Total Segments	7,892	2,087	26.4%
Unallocated	—	(68)	—%
Total Company	$7,892	$2,019	25.6%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2025 vs. Q2 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.4%	0.8%	(0.7)%	2.8%	(3.7)%	(6.9)%	0.3%	(0.4)%
Acquisitions/ Divestitures	—%	—%	—%	—%	—%	—%	—%	—%
Translation	1.4%	1.3%	1.9%	0.1%	0.3%	0.8%	0.8%	1.1%
Operating Revenue	3.8%	2.1%	1.2%	2.9%	(3.4)%	(6.1)%	1.1%	0.7%

Q2 2025 vs. Q2 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	10 bps	(20) bps	40 bps	(80) bps	(150) bps	—	(10) bps
Changes in Variable Margin & OH Costs	110 bps	40 bps	(50) bps	(30) bps	30 bps	160 bps	40 bps	(10) bps
Total Organic	150 bps	50 bps	(70) bps	10 bps	(50) bps	10 bps	40 bps	(20) bps
Acquisitions/ Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	40 bps	10 bps	—	10 bps	—	130 bps	30 bps	30 bps
Total Operating Margin Change	190 bps	60 bps	(70) bps	20 bps	(50) bps	140 bps	70 bps	10 bps

Total Operating Margin % *	21.3%	27.7%	22.8%	33.1%	27.7%	30.8%	32.6%	26.3%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	30 bps	130 bps	10 bps	150 bps	10 bps	10 bps	60 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.05) on GAAP earnings per share for the second quarter of 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

H1 2025 vs. H1 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	0.6%	1.0%	(3.1)%	1.4%	(1.1)%	(7.2)%	0.6%	(1.0)%
Acquisitions/ Divestitures	—%	—%	0.1%	—%	—%	—%	—%	—%
Translation	(0.5)%	(0.3)%	0.4%	(0.4)%	(1.0)%	(0.4)%	(0.5)%	(0.3)%
Operating Revenue	0.1%	0.7%	(2.6)%	1.0%	(2.1)%	(7.6)%	0.1%	(1.3)%

H1 2025 vs. H1 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	10 bps	20 bps	(80) bps	20 bps	(20) bps	(150) bps	10 bps	(20) bps
Changes in Variable Margin & OH Costs	80 bps	30 bps	(10) bps	(40) bps	30 bps	150 bps	90 bps	(150) bps
Total Organic	90 bps	50 bps	(90) bps	(20) bps	10 bps	—	100 bps	(170) bps
Acquisitions/ Divestitures	—	—	(20) bps	—	—	—	—	—
Restructuring/Other	(20) bps	10 bps	(20) bps	20 bps	—	60 bps	—	—
Total Operating Margin Change	70 bps	60 bps	(130) bps	—	10 bps	60 bps	100 bps	(170) bps

Total Operating Margin % *	20.3%	27.1%	22.1%	32.8%	27.1%	30.0%	31.8%	25.6%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	30 bps	140 bps	10 bps	150 bps	10 bps	20 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.11) on GAAP earnings per share for the first half of 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2025	2024	2025	2024
Numerator:
Net Income	$755	$759	$1,455	$1,578
Discrete tax benefit related to the first quarter 2025	—	—	(21)	—
Interest expense, net of tax (1)	56	57	108	111
Other (income) expense, net of tax (1)	(3)	(20)	(12)	(32)
Operating income after taxes	$808	$796	$1,530	$1,657

Denominator:
Invested capital:
Cash and equivalents	$788	$862	$788	$862
Trade receivables	3,320	3,250	3,320	3,250
Inventories	1,710	1,819	1,710	1,819
Net plant and equipment	2,177	2,011	2,177	2,011
Goodwill and intangible assets	5,596	5,551	5,596	5,551
Accounts payable and accrued expenses	(2,157)	(2,191)	(2,157)	(2,191)
Debt	(8,937)	(8,473)	(8,937)	(8,473)
Other, net	714	133	714	133
Total net assets (stockholders' equity)	3,211	2,962	3,211	2,962
Cash and equivalents	(788)	(862)	(788)	(862)
Debt	8,937	8,473	8,937	8,473
Total invested capital	$11,360	$10,573	$11,360	$10,573

Average invested capital (2)	$10,996	$10,480	$10,741	$10,357

Net income to average invested capital (3)	27.4%	29.0%	27.1%	30.5%
After-tax return on average invested capital (3)	29.4%	30.4%	28.5%	32.0%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended June 30, 2025 and 2024 was 24.4% in both periods. Effective tax rate used for interest expense and other (income) expense for the six months ended June 30, 2025 and 2024 was 24.2% and 24.0%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended June 30, 2025 and 2024 were converted to an annual rate by multiplying the calculated return by 4. Returns for the six months ended June 30, 2025 and 2024 were converted to an annual rate by multiplying the calculated return by 2.

After-tax ROIC for the six months ended June 30, 2024 included 170 basis points of favorable impact related to the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax) in the first quarter of 2024.

A reconciliation of the tax rate for the six month period ended June 30, 2025, excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Six Months Ended
	June 30, 2025
Dollars in millions	Income Taxes	Tax Rate
As reported	$438	23.1%
Discrete tax benefit related to the first quarter 2025	21	1.1%
As adjusted	$459	24.2%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2024
Numerator:
Net income	$3,488
Net discrete tax benefit related to the third quarter 2024	(121)
Interest expense, net of tax (1)	215
Other (income) expense, net of tax (1)	(336)
Operating income after taxes	$3,246

Denominator:
Invested capital:
Cash and equivalents	$948
Trade receivables	2,991
Inventories	1,605
Net plant and equipment	2,036
Goodwill and intangible assets	5,431
Accounts payable and accrued expenses	(2,095)
Debt	(7,863)
Other, net	264
Total net assets (stockholders' equity)	3,317
Cash and equivalents	(948)
Debt	7,863
Total invested capital	$10,232

Average invested capital (2)	$10,419

Net income to average invested capital	33.5%
After-tax return on average invested capital	31.2%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2024 was 23.8%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2024 effective tax rate excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Twelve Months Ended
	December 31, 2024
Dollars in millions	Income Taxes	Tax Rate
As reported	$934	21.1%
Net discrete tax benefit related to the third quarter 2024	121	2.7%
As adjusted	$1,055	23.8%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2025	2024	2025	2024
Net cash provided by operating activities	$550	$687	$1,142	$1,276
Less: Additions to plant and equipment	(101)	(116)	(197)	(211)
Free cash flow	$449	$571	$945	$1,065

Net income	$755	$759	$1,455	$1,578

Net cash provided by operating activities to net income conversion rate	73%	91%	78%	81%
Free cash flow to net income conversion rate	59%	75%	65%	67%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Twelve Months Ended
December 31, 2024
As reported	$11.71
Cumulative effect of change in inventory accounting method, net of tax (1)	(0.30)
Impact of sale of noncontrolling interest in Wilsonart (2)	(1.26)
As adjusted	$10.15

(1)    Represents the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses in the first quarter of 2024 ($117 million pre-tax, or $88 million after-tax).

(2)    Includes the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes in the third quarter of 2024.